Kelly Huang, Ph.D., Joins Obalon Therapeutics, Inc. Executive Team

SAN DIEGO, CA – September 7, 2017 - Obalon Therapeutics, Inc. (NASDAQ: OBLN), a vertically integrated medical technology company, announced today that Kelly Huang, Ph.D., has joined as its Chief Operating Officer. In this new role, Dr. Huang will be responsible for the key commercial functions of sales, marketing, operations, and quality assurance.

“As we continue to expand our executive team, Dr. Huang’s technical expertise, coupled with his experience leading successful businesses in both the medical device and cash-pay aesthetics industries, makes him uniquely qualified to help lead Obalon’s next phase of growth,” commented Andy Rasdal, Chief Executive Officer of Obalon. “Dr. Huang is a strong complement to our recent board of director additions, Jonah Shacknai and David Moatazedi, as well as our current leadership team of Lisa Metzner, Vice President of Marketing, and Matt Norwood, Vice President of Sales.”

Dr. Huang was most recently the General Manager for Galderma Laboratories, L.P., Aesthetic & Corrective, where he led business strategy, execution, and development. During his tenure, key aesthetic brands grew more than double the predicted market rates through product innovation, marketing strategies, and value-added services for physician customers that allowed for better patient acquisition, retention and more efficient clinical logistics. Prior to Galderma, Dr. Huang was a President of Endo Pharmaceutical’s Executive Committee, responsible for leadership of the urology device and services division, affording him extensive experience in medical devices. Dr. Huang was also at Johnson & Johnson for more than 16 years, across a variety of divisions, from research and development to professional sales and marketing. Dr. Huang earned his Doctorate and Masters degrees in Chemical Engineering from Stanford University in California.

“I am honored to join an accomplished executive team on a mission to impact obesity, one of the largest detriments to health and wellness globally,” said Dr. Huang. “I believe Obalon’s technology has the potential to provide physicians with new levels of care for their patients. I look forward to working with the team to further develop innovative products, services, and solutions that can significantly improve the lives of those who struggle with weight loss.”

About Obalon Therapeutics, Inc.
Obalon Therapeutics, Inc. (NASDAQ: OBLN) is a San Diego-based company focused on developing and commercializing novel technologies for weight loss. The Obalon management team has over 150 combined years of experience in developing and commercializing novel medical technologies with a track record of financial and clinical excellence. For more information, please visit www.obalon.com

Forward Looking Statements
This press release contains forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements regarding the benefits of the company’s product. All statements other than statements of historical fact are statements that could be deemed forward-looking statements. Although the company believes that the expectations reflected in such forward-looking statements are reasonable, the company cannot guarantee future events, results, actions, levels of activity, performance or achievements. Forward-looking statements are subject to risks and uncertainties that may cause the company's actual activities or results to differ significantly from those expressed in any forward-looking statement, including risks and uncertainties related to the company’s ability to achieve or sustain profitability; the company’s ability to predict its future prospects and forecast its financial performance and growth; the rate at which physicians and patients adopt and use the company’s balloon system; the effect of adverse events or other negative developments involving other companies’ intragastric balloons or other obesity treatments; the company’s ability to educate physicians on safe and proper use of the Obalon balloon system; the rate at which patients may experience serious adverse device events as the result of the misuse or malfunction of, or design flaws in, the company’s products; the company’s ability to obtain FDA approval or other regulatory approvals for its future products and product improvements; the company’s ability to adequately protect its proprietary technology and maintain its issued patents and other risks and uncertainties described under the heading "Risk Factors" in documents the company files from time to time with the Securities and Exchange Commission. These forward-looking statements speak only as of the date of this press release, and the company undertakes no obligation to revise or update any forward-looking statements to reflect events or circumstances after the date hereof.

Investor Contact:
William Plovanic
Chief Financial Officer
Obalon Therapeutics, Inc.
Office: +1 760 607 5103
wplovanic@obalon.com

Media:
Megan Driscoll
EvolveMKD
Office Phone: +1 646 517 1565
mdriscoll@evolveMKD.com